UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 21, 2012

SOLAR SENIOR CAPITAL LTD.
(Exact name of registrant as specified in its charter)

Maryland	814-00849	27-4288022
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Park Avenue
New York, NY 10022
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 993-1670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Solar Senior Capital Ltd. (the "Company") accepted the resignation of Nicholas Radesca, the Company’s Chief Financial Officer and Secretary, from his executive officer positions. Mr. Radesca’s resignation is effective as of May 18, 2012.

On May 17, 2012, the Board of Directors of the Company appointed Richard L. Peteka to replace Mr. Radesca as the Company's Chief Financial Officer and Secretary.  Mr. Peteka’s appointment is effective as of May 18, 2012.

ABOUT RICHARD L. PETEKA:

          Mr. Peteka, age 50, served as the Chief Financial Officer and Treasurer of Apollo Investment Corporation from June 2004 until February 2012. Prior to that, Mr. Peteka was Chief Financial Officer and Treasurer of various closed-end and open-end registered investment companies for Citigroup Asset Management. He joined Citigroup Asset Management as a Director in July 1999.

Item 9.01     Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

Exhibit No.                             Description

                              99.1                                          Press release, dated May 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 21, 2012	SOLAR SENIOR CAPITAL LTD.

		By:	/s/ Michael S. Gross
Michael S. Gross
Chief Executive Officer